EXHIBIT 21.1
SUBSIDIARIES
NAP of the Americas/West Inc., a Florida corporation
Park West Telecommunications Investors, Inc., a Florida corporation
TECOTA Services Corp., a Delaware corporation
Terremark Trademark Holdings, Inc., a Nevada corporation
TerreNAP Data Centers, Inc., a Florida corporation
TerreNAP Services, Inc., a Florida corporation
Optical Communications, Inc., a Florida corporation
NAP of the Capital Region LLC, a Florida corporation
TECOTA Services Corp. owns a 100% interest in:
Technology Center of the Americas, LLC, a Delaware limited liability corporation
TerreNAP Data Centers, Inc., is the sole shareholder of:
NAP of the Americas, Inc., a Florida corporation
Terremark Asia Company, Ltd., a Bermuda corporation
Terremark Latin America, Inc., a Florida corporation
Terremark Europe, Inc., a Florida corporation
Data Return LLC, a Delaware limited liability company
TerreNAP Services, Inc. is the sole shareholder of:
Terremark Financial Services, Inc., a Florida corporation
Terremark Fortune House #1, Inc., a Florida corporation
Terremark Management Services, Inc., a Florida corporation
Terremark Realty, Inc., a Florida corporation
Terremark Technology Contractors, Inc., a Florida corporation
Terremark Latin America, Inc. is the sole shareholder of:
Spectrum Telecommunications Corp., a Delaware corporation
Terremark Latin America, Inc. owns 99% of:
Terremark Latin America de Argentina, S.A., an Argentine sociedad anónima (Dormant)
Terremark Latin America (Brasil) Ltda., a Brazilian corporation
Terremark Latin America de Mexico, S.A. de C.V., a Mexican sociedad anónima de capital variable
Terremark Latin America, Inc. is a minority shareholder of:
Terremark do Brasil Ltda., a Brazil corporation
Terremark Latin America (Brasil) Ltda, a Brazil corporation, is a majority shareholder of:
Terremark do Brasil Ltda., a Brazil corporation
Terremark Europe, Inc. is the sole shareholder of:
Dedigate, N.V., a Netherlands corporation
Terremark West Africa Canary Islands, S.L.U., a Spain corporation
Terremark Worldwide, Inc. owns a minority shareholder interest in:
Terremark Latin America de Argentina, S.A., an Argentine sociedad anónima (Dormant)
Terremark Latin America (Brasil) Ltda, a Brazil corporation
Terremark Latin America de Mexico, S.A. de C.V., a Mexican sociedad anónima de capital variable
Terremark Worldwide is the sole shareholder of:
Terremark Federal Group Inc., a Delaware corporation
Terremark Worldwide owns 80% of:
NAP de las Americas – Madrid, S.A.
Terremark Asia is a majority shareholder of:
Terremark (Hong Kong) – Limited, a Hong Kong Corp. (Dormant)
Terremark Federal Group owns 49% of Terre Light, LLC, a Delaware corporation
Data Return LLC is the sole shareholder of:
digital OPS LLC, a Delaware limited liability company
Data Return Limited, a United Kingdom company